EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Total Recycling Services, Inc. and Subsidiaries (formerly Total Filter Recycling, Inc.)


We have audited the accompanying consolidated balance sheet of Total Recycling Services, Inc. and Subsidiaries (name changed from Total Filter Recycling, Inc. on June 10, 2002) as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Total Recycling Services, Inc. and Subsidiaries (formerly Total Filter Recycling, Inc.) as of December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2000 and 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/ M.R. Weiser & Co., LLP



New York, N. Y.
July 2, 2002

                 TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                     (FORMERLY TOTAL FILTER RECYCLING, INC.)

                           CONSOLIDATED BALANCE SHEETS



                                                      December 31,    March 31,
                                     ASSETS              2001           2002
                                                      -----------    -----------
                                                                     (Unaudited)

Current assets:
    Cash                                              $   12,657     $   60,073
    Accounts receivable,  net of allowance
      for doubtful accounts of $39,000
      and $57,000 at December 31, 2001
      and March 31, 2002, respectively                   439,088        579,958
    Inventory                                            215,704        203,527
    Due from affiliate                                    60,808         95,294
    Prepaid expenses                                      56,948         79,799
    Other current assets                                  21,301         36,135
                                                      -----------    -----------
           Total current assets                          806,506      1,054,786
                                                      -----------    -----------

Property and equipment, net                            1,169,431      1,187,610
                                                      -----------    -----------

Other assets:
    Intangible assets:
      Goodwill, net                                       85,390         85,390
      Other intangible assets, net                       265,898        454,402
                                                      -----------    -----------
           Total intangible assets                       351,288        539,792

    Investment in affiliate - at equity                  115,353        122,182
    Other assets                                         126,491         59,578
                                                      -----------    -----------
           Total other assets                            593,132        721,552
                                                      -----------    -----------

           Total assets                               $2,569,069     $2,963,948
                                                      ===========    ===========


                                   (CONTINUED)

                 TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                     (FORMERLY TOTAL FILTER RECYCLING, INC.)

                           CONSOLIDATED BALANCE SHEETS


                                   (CONCLUDED)


                                                              December 31,     March 31,
   LIABILITIES AND STOCKHOLDERS' EQUITY                           2001           2002
                                                              ------------   ------------
                                                                              (Unaudited)

Current liabilities:
    Line of credit                                            $   500,000    $   674,000
    Bank loan                                                     278,500        278,500
    Current maturities of obligations
      under capital leases                                        135,421        118,488
    Current maturities of loans payable                            73,441         44,827
    Current maturities of loans payable - related parties          75,000        170,946
    Accounts payable and accrued expenses                         508,801        896,079
    Deferred revenue                                               34,470         40,263
                                                              ------------   ------------
           Total current liabilities                            1,605,633      2,223,103

Stockholder loan                                                   29,161         39,161
Loans payable, net of current maturities                           16,420          3,392
Loans payable - related parties, net of current maturities             --         33,006
Obligations under capital leases, net of current maturities        91,744         87,900
Convertible loans payable - subordinated to bank                  425,000        425,000
Security deposit                                                   15,000             --
Put option obligation                                              93,310        100,674
                                                              ------------   ------------

           Total liabilities                                    2,276,268      2,912,236
                                                              ------------   ------------

Stockholders' equity:
    Common stock, no par, 1,000,000 shares
      authorized, 880,000 and 890,000
      issued and 870,000 and 880,000
      outstanding, at December 31, 2001
      and March 31, 2002, respectively                            806,227        812,790
    Accumulated deficit                                          (501,426)      (749,078)
                                                              ------------   ------------
                                                                  304,801         63,712

    Treasury stock (10,000 shares at cost)                        (12,000)       (12,000)
                                                              ------------   ------------
           Total stockholders' equity                             292,801         51,712
                                                              ------------   ------------

           Total liabilities and stockholders' equity         $ 2,569,069    $ 2,963,948
                                                              ============   ============

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                               (FORMERLY TOTAL FILTER RECYCLING, INC.)

                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                     For The
                                                 For The Years Ended           Three Months Ended
                                             ---------------------------   ---------------------------
                                             December 31,   December 31,     March 31,      March 31,
                                                 2000           2001           2001           2002
                                             ------------   ------------   ------------   ------------
                                                                           (Unaudited)    (Unaudited)

Service revenue                              $ 1,947,135    $ 2,261,932    $   486,110    $   799,744
Product sales                                  1,040,751      1,215,966        261,259        418,106
Rental income                                     14,265        106,106         34,287         27,938
                                             ------------   ------------   ------------   ------------
                                               3,002,151      3,584,004        781,656      1,245,788

Cost of goods and services sold                1,701,001      2,112,544        474,318        742,614
                                             ------------   ------------   ------------   ------------

Gross profit                                   1,301,150      1,471,460        307,338        503,174
                                             ------------   ------------   ------------   ------------

Operating expenses:
    Selling, general and administrative
      expenses                                 1,057,847      1,454,267        332,313        667,687
    Depreciation and amortization                164,301        195,761         44,605         52,236
                                             ------------   ------------   ------------   ------------
                                               1,222,148      1,650,028        376,918        719,923
                                             ------------   ------------   ------------   ------------

Operating income (loss)                           79,002       (178,568)       (69,580)      (216,749)
                                             ------------   ------------   ------------   ------------

Other income (expense):
    Other income                                     182          3,253            315             20
    Interest expense                            (111,538)      (120,271)       (30,017)       (29,788)
    Equity in earnings (loss) of affiliate            --         17,043             --           (535)
                                             ------------   ------------   ------------   ------------
                                                (111,356)       (99,975)       (29,702)       (30,303)
                                             ------------   ------------   ------------   ------------

Loss before income taxes                         (32,354)      (278,543)       (99,282)      (247,052)

Income taxes                                       1,577          2,479            400            600
                                             ------------   ------------   ------------   ------------

Net loss                                     $   (33,931)   $  (281,022)   $   (99,682)   $  (247,652)
                                             ============   ============   ============   ============

                        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                                 CONSOLIDATED FINANCIAL STATEMENTS.

                                TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                                    (FORMERLY TOTAL FILTER RECYCLING, INC.)

                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001 AND
                             FOR THE THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED)

                                                          Common Stock
                                  Common Stock            To Be Issued                          Treasury Stock          Total
                             ----------------------  -----------------------   Accumulated  ----------------------  Stockholders'
                               Shares      Amount      Shares       Amount       Deficit      Shares      Amount       Equity
                             ----------  ----------  ----------   ----------   ----------   ----------  ----------   ----------

Balance, January 1, 2000       855,000   $ 791,227      25,000    $  15,000    $(186,473)      10,000   $ (12,000)   $ 607,754

Common stock issued             25,000      15,000     (25,000)     (15,000)          --           --          --           --

Net loss                            --          --          --           --      (33,931)          --          --      (33,931)
                             ----------  ----------  ----------   ----------   ----------   ----------  ----------   ----------

Balance, December 31, 2000     880,000     806,227          --           --     (220,404)      10,000     (12,000)     573,823

Net loss                            --          --          --           --     (281,022)          --          --     (281,022)
                             ----------  ----------  ----------   ----------   ----------   ----------  ----------   ----------

Balance, December 31, 2001     880,000     806,227          --           --     (501,426)      10,000     (12,000)     292,801

Common stock issued             10,000       6,563          --           --           --           --          --        6,563

Net loss (unaudited)                --          --          --           --     (247,652)          --          --     (247,652)
                             ----------  ----------  ----------   ----------   ----------   ----------  ----------   ----------

Balance, March 31, 2002
   (unaudited)                 890,000   $ 812,790          --           --    $(749,078)      10,000   $ (12,000)   $  51,712
                             ==========  ==========  ==========   ==========   ==========   ==========  ==========   ==========

                             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                                      CONSOLIDATED FINANCIAL STATEMENTS.


                           TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                               (FORMERLY TOTAL FILTER RECYCLING, INC.)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           For The
                                                          For The Years Ended        Three Months Ended
                                                        -----------------------   -----------------------
                                                        December 31, December 31, March 31,    March 31,
                                                           2000         2001         2001         2002
                                                        ----------   ----------   ----------   ----------
                                                                                  (Unaudited)  (Unaudited)

Cash flows from operating activities:
    Net loss                                            $ (33,931)   $(281,022)   $ (99,682)   $(247,652)
    Adjustments to reconcile net loss to
      net cash provided by (used in) operating
      activities:
        Depreciation and amortization                     164,301      195,761       44,605       52,236
        Bad debt expense                                   24,458        3,799           --       17,500
        Gain on sale of equipment                              --       (1,692)          --           --
        Undistributed (earnings) loss of affiliate             --      (17,043)          --          535
        Noncash compensation                                   --           --           --        6,563
        (Increase) decrease in operating assets:
          Accounts receivable                              98,504       (9,578)     (12,355)    (158,370)
          Inventory                                       (88,788)     (62,851)      (3,158)      12,177
          Prepaid expenses                                 (4,142)       2,958       11,225      (22,851)
          Other current assets                            (15,077)      (6,224)       9,755      (14,833)
          Other assets                                        794      (22,158)     (20,557)      16,913
        Increase (decrease) in operating liabilities:
          Accounts payable and accrued expenses           (20,064)     233,846       36,648      387,278
          Deferred revenue                                  1,520       23,233        2,524        5,793
          Security deposit                                 15,000           --           --      (15,000)
                                                        ----------   ----------   ----------   ----------
Net cash provided by (used in) operating activities       142,575       59,029      (30,995)      40,289
                                                        ----------   ----------   ----------   ----------

Cash flows from investing activities:
    Investment in affiliate                                    --       (5,000)          --           --
    Deposit for purchase of intangible assets                  --      (50,000)          --           --
    Loans to affiliate                                         --      (60,808)          --      (34,486)
    Purchase of property and equipment                   (440,765)    (231,147)     (51,666)     (50,955)
                                                        ----------   ----------   ----------   ----------
Net cash used in investing activities                    (440,765)    (346,955)     (51,666)     (85,441)
                                                        ----------   ----------   ----------   ----------

Cash flows from financing activities:
    Proceeds from loans payable                           280,000       94,000           --           --
    Proceeds from loans payable - related parties              --       30,000           --           --
    Proceeds from line of credit                               --      150,000           --      174,000
    Proceeds from convertible loans payable               400,000       25,000           --           --
    Principal payments on loans payable                   (77,178)    (142,937)     (19,523)     (41,642)
    Principal payments on loans payable -
      related parties                                          --           --           --      (15,553)
    Principal payments of capital lease obligations       (90,267)    (105,434)     (26,150)     (34,237)
    Principal payments on bank loan                            --           --          (74)          --
    Proceeds from stockholder loan                             --       22,464           --       10,000
    Repayments of stockholder loan                        (22,427)     (14,899)          --           --
                                                        ----------   ----------   ----------   ----------
Net cash provided by (used in) financing activities       490,128       58,194      (45,747)      92,568
                                                        ----------   ----------   ----------   ----------

                                             (CONTINUED)



                           TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                               (FORMERLY TOTAL FILTER RECYCLING, INC.)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             (CONCLUDED)


                                                                                           For The
                                                          For The Years Ended        Three Months Ended
                                                        -----------------------   -----------------------
                                                        December 31, December 31, March 31,    March 31,
                                                           2000         2001         2001         2002
                                                        ----------   ----------   ----------   ----------
                                                                                  (Unaudited)  (Unaudited)

Net increase (decrease) in cash                           191,938     (229,732)    (128,408)      47,416
Cash - beginning of period                                 50,451      242,389      242,389       12,657
                                                        ----------   ----------   ----------   ----------

Cash - end of period                                    $ 242,389    $  12,657    $ 113,981    $  60,073
                                                        ==========   ==========   ==========   ==========

Supplemental cash flow information:
    Income taxes paid                                   $     525    $   2,640    $     500    $   2,307
                                                        ==========   ==========   ==========   ==========

    Interest paid                                       $ 106,424    $ 123,861    $  32,599    $  23,963
                                                        ==========   ==========   ==========   ==========

Noncash investing and financing activities:
    The Company purchased various equipment
      under capital lease obligations                   $   7,750    $ 123,925    $  16,946    $     476
                                                        ==========   ==========   ==========   ==========

    The Company financed the purchase of
      certain intangible assets                                                                $ 144,504
                                                                                               ==========

    The Company has provided for a put option
      obligation resulting from a shareholder
      agreement of its affiliate                                     $  93,310                 $ 100,674
                                                                     ==========                ==========

                        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                                 CONSOLIDATED FINANCIAL STATEMENTS.


                 TOTAL RECYCLING SERVICES, INC. AND SUBSIDIARIES
                     (FORMERLY TOTAL FILTER RECYCLING, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS OF MARCH 31, 2002 AND SUBSEQUENT THERETO
      AND FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2002 IS UNAUDITED)


1.     BACKGROUND:

       Organization:

       Total Recycling Services, Inc. ("TRS") was incorporated on July 24, 1992 under the laws of the state of New Jersey. The consolidated entity, collectively referred to as the "Company", includes four wholly-owned subsidiaries: EMP, Inc. ("EMP"), Total Recycling Services of Connecticut, Inc. d/b/a Total Recycling Services ("TRS of CT"), Etters Realty, Inc. and ARS Properties, Inc. All significant intercompany balances and transactions have been eliminated.

       Effective April 24, 2002, TRS increased the number of shares of authorized common stock from 1,000,000 to 1,400,000. On June 10, 2002, TRS changed its name from Total Filter Recycling, Inc. to Total Recycling Services, Inc.

       Nature of Business:

       The Company services and sells products to the motor vehicle repair industry. Services include the collection of recyclable materials. Products include antifreeze and industrial absorbents.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Revenue Recognition:

       Revenue from the sale of products is recognized when delivered. Revenue from services is recognized over the period services are rendered.

       Property and Equipment:

       Property and equipment are carried at cost and are being depreciated under either the straight line or double declining balance methods over the estimated useful lives of the related assets, ranging from three to forty years. Expenditures for maintenance, repairs and betterments that do not substantially prolong the useful life of an asset are charged to operations as incurred. Additions and betterments that substantially extend the useful life of an asset are capitalized.

       Investment in Affiliate - Equity Method:

       The investment in an affiliate consists of a 50% interest in Advanced Recovery Solutions, Inc. d/b/a Complete Spill Solutions ("ARS"), and is accounted for under the equity method.

       Income Taxes:

       The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and the income tax bases of the assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

       Use of Estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

       Inventory:

       Inventory is recorded at cost, determined by the first-in, first-out method.

       Stock Based Compensation:

       As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company applies Accounting Principles Board Opinion No. 25 and related interpretations for expense recognition for stock based compensation arrangements for employees.

       Advertising:

       The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2000 and 2001 and the three months ended March 31, 2001 and 2002 was $11,705, $12,233, $2,540 and $3,685,
       respectively.

       Recent Accounting Pronouncements:

       As of January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill and reassessment of the useful lives of existing recognized intangibles. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. As of March 31, 2002, the Company had unamortized goodwill and intangible assets of approximately $540,000, subject to the provisions of SFAS No. 142. The Company has not yet performed its transitional impairment test in conjunction with the adoption of SFAS No. 142.

       As noted above, the Company ceased amortizing goodwill effective January 1, 2002. The following are pro forma results assuming goodwill had not been amortized prior to January 1, 2002:

                                                                        For The
                                       For The Years Ended        Three Months Ended
                                     -----------------------   -----------------------
                                     December 31, December 31, March 31,    March 31,
                                        2000         2001         2001         2002
                                     ----------   ----------   ----------   ----------
                                                               (Unaudited)  (Unaudited)

       Reported net loss             $ (33,931)   $(281,022)   $ (99,682)   $(247,652)

       Add back: goodwill
          amortization, net of tax       6,463        6,463        1,615           --
                                     ----------   ----------   ----------   ----------

       Pro forma net loss            $ (27,468)   $(274,559)   $ (98,067)   $(247,652)
                                     ==========   ==========   ==========   ==========

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The Company adopted SFAS No. 144 as of January 1, 2002. No provision for the impairment or disposal of long-lived assets was recorded as a result of this adoption.

3.     UNAUDITED INFORMATION:

       The unaudited consolidated financial statements at March 31, 2002 and for the three months ended March 31, 2001 and 2002 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim periods presented are not necessarily indicative of full year results.

4.     PROPERTY AND EQUIPMENT:

       Major classifications of property and equipment and their respective useful lives are as follows:

                                                              Estimated
                                  December 31,   March 31,   Useful Lives  Depreciation
                                     2001          2002        In Years       Method
                                  ------------  -----------  ------------  ------------
                                                (Unaudited)

       Equipment                  $ 1,306,745   $1,370,785       3-10      Double declining
                                                                           balance and
                                                                           Straight line
       Building and leasehold
         improvements                 293,361      293,736      10-40      Straight line
       Land                            65,396       65,396
                                  ------------  -----------
                                    1,665,502    1,729,917
       Accumulated
         depreciation                (496,071)    (542,307)
                                  ------------  -----------

                                  $ 1,169,431   $1,187,610
                                  ============  ===========

       At December 31, 2001 and March 31, 2002, property under capital leases amounted to $346,663 and $518,760, net of accumulated depreciation of $158,637 and $175,040, respectively.

5.     INTANGIBLE ASSETS:

       The major classifications of intangible assets and their respective useful lives are as follows:

                                                  December 31, 2001
                                    ------------------------------------------   Estimated
                                    Gross Carrying   Accumulated  Net Carrying  Useful Life
                                        Amount      Amortization     Amount       (Years)
                                    --------------  ------------  ------------  -----------

       Goodwill                     $     103,193   $    17,803   $    85,390   Indefinite
                                    --------------  ------------  ------------

       Customer lists and
          agreements                      311,100        62,202       248,898     15-20
       Covenant not to
          compete                          30,000        13,000        17,000       5
                                    --------------  ------------  ------------
                                          341,100        75,202       265,898
                                    --------------  ------------  ------------

       Total                        $     444,293   $    93,005   $   351,288
                                    ==============  ============  ============


                                            March 31, 2002 (Unaudited)
                                    ------------------------------------------   Estimated
                                    Gross Carrying   Accumulated  Net Carrying  Useful Life
                                        Amount      Amortization     Amount       (Years)
                                    --------------  ------------  ------------  -----------
       Goodwill                     $     103,193   $    17,803   $    85,390   Indefinite
       Intellectual property              194,504            --       194,504   Indefinite
                                    --------------  ------------  ------------
                                          297,697        17,803       279,894
                                    --------------  ------------  ------------

       Customer lists and
          agreements                      311,100        66,702       244,398     15-20
       Covenant not to
          compete                          30,000        14,500        15,500       5
                                    --------------  ------------  ------------
                                          341,100        81,202       259,898
                                    --------------  ------------  ------------

       Total                        $     638,797   $    99,005   $   539,792
                                    ==============  ============  ============

6.     BANK LOAN:

       The Company has a $278,500 interest-only loan payable with The Trust Company of New Jersey, which was due on January 15, 2002. The Company has received an extension of the due date until July 31, 2002. The loan is collateralized substantially by all corporate assets. The loan carries a floating interest rate of prime. At December 31, 2001 and March 31, 2002, the rate was 4.75%. Interest is payable monthly.

7.     LINE OF CREDIT:

       The Company has a $674,000 revolving line of credit agreement with The Trust Company of New Jersey, which expires on July 31, 2002. The line is collateralized by substantially all corporate assets. The line carries a floating interest rate of prime. Interest is payable monthly. At December 31, 2001 and March 31, 2002, the outstanding balance was $500,000 and $674,000, respectively.

8.     LOANS PAYABLE:


                                                        December 31, 2001    March 31, 2002
                                                        -----------------    --------------
                                                                              (Unaudited)
         The Trust Company of New Jersey 7.95% note
             payable, collateralized by a vehicle,
             due in monthly installments of $902.40
             including interest, through March 2002.    $          2,672     $          --

         The Trust Company of New Jersey 8.15% note
             payable, collateralized by a vehicle,
             due in monthly installments of $813.50
             plus interest, through September 2002.                7,305             5,678

         The Trust Company of New Jersey note payable,
             due in monthly installments of $4,166.66
             plus interest at prime, through October
             2002. The note is collateralized by
             substantially all corporate assets.                  45,834            33,334


                                   (CONTINUED)


                                      -6-

8.     LOANS PAYABLE:

                                                        December 31, 2001    March 31, 2002
                                                        -----------------    --------------
                                                                              (Unaudited)

         GMAC Financial Services 9.65% note payable,
             collateralized by a vehicle, due in
             monthly installments of $500.25 including
             interest, through October 2003.                      10,050             9,207

         The Trust Company of New Jersey prime rate
             note payable due January 15, 2002. The
             note is collateralized by substantially
             all corporate assets.                                24,000                --
                                                        -----------------    --------------
                                                                  89,861            48,219
         Less current maturities                                 (73,441)          (44,827)
                                                        -----------------    --------------

         Loans payable, net of current maturities       $         16,420     $       3,392
                                                        =================    ==============

       The majority stockholder has personally guaranteed certain loans payable, capital lease and operating lease obligations. Certain minority stockholders have personally guaranteed certain notes due to The Trust Company of New Jersey.

       Principal payments on the above notes are as follows as of December 31, 2001 (substantially the same at March 31, 2002):

                 Year Ending
                 December 31,
                 ------------

                    2002                                             $ 73,441
                    2003                                               16,420
                                                                     ---------
                                                                     $ 89,861
                                                                     =========

9.     LOANS PAYABLE - RELATED PARTIES:

                                                        December 31, 2001    March 31, 2002
                                                        -----------------    --------------
                                                                               (Unaudited)

         Andrew Latham (a stockholder) 9.00% note
             payable, due in monthly installments
             of $3,935.32 including interest,
             through March 2003.                        $         45,000     $      45,000

         Promissory note to an officer of the Company,
             5.5% interest rate, due in monthly
             installments of $10,000 plus accrued
             interest beginning May 1, 2002.                      30,000            30,000

         Geoffrey Perry (a stockholder of ARS) note,
             due in monthly installments of $8,333,
             including interest inputed at 4.75%,
             through July 2003.                                       --           128,952
                                                        -----------------    --------------
                                                                  75,000           203,952
         Less current maturities                                 (75,000)         (170,946)
                                                        -----------------    --------------

         Loans payable - related parties, net of
             current maturities                         $             --     $      33,006
                                                        =================    ==============

10.    CAPITAL LEASES:

       Future minimum lease payments required under several capital equipment leases are as follows:

                  Year Ending December 31,              December 31, 2001    March 31, 2002
                  ------------------------              -----------------    --------------
                                                                               (Unaudited)

                      2002                              $        162,585     $     123,907
                      2003                                        53,206            58,251
                      2004                                        39,294            44,340
                      2005                                        17,753            22,798
                      Thereafter                                      --               841
                                                        -----------------    --------------
                                                                 272,838           250,137
                      Less amount representing interest
                          (10.56% to 19.55%)                     (45,673)          (43,749)
                                                        -----------------    --------------
                      Net present value of minimum
                          lease obligations                      227,165           206,388
                      Less current maturities                   (135,421)         (118,488)
                                                        -----------------    --------------
                      Obligations under capital lease,
                         net of current maturities      $         91,744     $      87,900
                                                        =================    ==============

11.    CONVERTIBLE LOANS PAYABLE:

       At December 31, 2001 and March 31, 2002, the Company had three loans payable totaling $425,000, which mature between October 2003 and April 2004. On May 3, 2002, the loans were converted into 85,000 shares of common stock at $5.00 per share.

12.    INCOME TAXES:

       At December 31, 2001, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $209,000, which will expire in 2021.

       The tax effects of items comprising the Company's deferred tax assets and liabilities are as follows:

                                                      December 31,     March 31,
                                                          2001           2002
                                                       ----------     ----------
                                                                     (Unaudited)
       Deferred tax assets:
          Net operating loss carryforwards             $  87,684      $ 188,484
          Accounts receivable                             16,386         23,736
          Goodwill and other intangibles                  12,521          9,160
                                                       ----------     ----------
                                                         116,591        221,380
       Deferred tax liabilities:
          Property and equipment                         (52,261)       (64,096)
                                                       ----------     ----------
                                                          64,330        157,284
          Valuation allowance                            (64,330)      (157,284)
                                                       ----------     ----------
       Net deferred tax asset                          $      --      $      --
                                                       ==========     ==========

       The Company has recorded a full valuation allowance on its net deferred tax assets.

       The valuation allowance increased during the years ended December 31, 2000 and 2001 and the three months ended March 31, 2001 and 2002 by approximately $66,000, $78,000, $29,000 and $93,000, respectively.

13.    COMMON STOCK TO BE ISSUED:

       In June 1998, the Company converted a $15,000 loan payable into 25,000 shares of the Company's Common Stock. The shares were not issued until July 2000; prior thereto they were recorded as Common Stock to be issued.

14.    ISSUANCE OF COMMON STOCK:

       In January 2002, the Company issued 10,000 shares of Common Stock to an employee for services. Compensation expense of $6,563 was recorded. The expense was measured by the estimated fair value of the Common Stock ($.656 per share).

15.    STOCK OPTIONS:

       On October 1, 2001, the Company granted an option to purchase 225,000 shares of Common Stock at an exercise price of $.01 in consideration for investment services. The option will expire one year from the date of grant. A minimum of $1,000,000 in an investment transaction must be completed in order for the option to be exercised, and the option must be exercised prior to the closing of the transaction.

       In accordance with SFAS No. 123, the Company will value this option under the fair value method. Since the option is unvested, no accounting recognition will be recorded until the investment transaction is completed. On April 23, 2002, the investment transaction occurred and the option was exercised. See Note 20 "Acquisition and Private Placement" for further information relating to the acquisition emanating from such investment services.

16.    RELATED PARTY TRANSACTIONS:

       In 1999, the majority stockholder issued a note for $45,000; the stockholder has not received any payments for principal or interest on this note. The unpaid interest has not been accrued because the Company and the stockholder have mutually agreed to forgo these payments until April 1, 2002. See Note 9 for the terms of this note.

       At December 31, 2001 and March 31, 2002, the Company was indebted to the majority stockholder in the amount of $29,161 and $39,161, respectively. There is no stated maturity date or interest rate on this debt. No payments are required until April 2003.

       On January 1, 2002, the Company purchased intellectual property consisting of various formulas, equipment designs, mechanical device adaptations and other intellectual property for $194,505 from a stockholder of ARS, a 50% owned company. The Company paid $50,000 cash and the other $144,505 was in the form of a note.

       During the year ended December 31, 2001 and the three months ended March 31, 2002, the Company purchased $4,736 and $13,865 of goods for resale from ARS and had accounts payable to ARS at December 31, 2001 and March 31, 2002 of $3,986 and $7,108, respectively. As of December 31, 2001 and March 31, 2002, $60,808 and $95,294, respectively, was due from ARS. This is non-interest bearing and due on demand.

       The ARS shareholder agreement, dated September 19, 2001, contains a provision whereby two ARS stockholders have the right to request the Company to purchase their shares at any time following the 18-month period from the date of the agreement. The repurchase of shares of one of the stockholders of ARS is required to be completed by September 30, 2004. The Company may purchase the stock or have ARS redeem the shares. The repurchase price per share is determined by applying a multiple of 4 times EBITDA divided by the number of shares outstanding on the valuation date. At December 31, 2001 and March 31, 2002, the Company recorded a liability for this put option obligation amounting to $93,310 and $100,674, respectively.

17.    CONCENTRATIONS AND SIGNIFICANT CUSTOMER:

       The Company has one customer that represented 35.4%, 30.16%, 32.5% and 25.7% of revenues for the years ended December 31, 2000 and 2001 and for the three months ended March 31, 2001 and 2002, respectively. This customer also accounted for 21.8% and 19.2% of accounts receivable at December 31, 2001 and March 31, 2002, respectively. A change in this relationship could have an adverse affect on the Company's continued operations.

18.    COMMITMENTS AND CONTINGENCIES:

       Operating Leases:

       The Company leases commercial space, vehicles and equipment under noncancelable operating leases that expire on various dates. Rent expense under these leases for the years ended December 31, 2000 and 2001 and the three months ended March 31, 2001 and 2002 was $258,059, $310,385,
       $67,800 and $39,862, respectively. In May 2002, the Company entered into a five-year lease for commercial space that expires on April 30, 2007.

       As of December 31, 2001, the future aggregate minimum lease payments under these operating leases, including the May 2002 lease, are as follows (substantially the same at March 31, 2002):

             Years Ending
             December 31,
             ------------

              2002                                               $   374,000
              2003                                                   336,000
              2004                                                   139,000
              2005                                                   114,000
              2006                                                    80,000
              Thereafter                                              27,000
                                                                 ------------
                                                                 $ 1,070,000
                                                                 ============

       Service Lease:

       The Company has a noncancelable agreement with Mobil Lubrication Services Co., Inc. for the right to service accounts of Mobil Lube. The agreement calls for a monthly payment of $2,100, and expires on January 31, 2003. The expense for the years ended December 31, 2000 and 2001 and the three months ended March 31, 2001 and 2002 was $25,200, $25,200, $6,300 and
       $6,300, respectively. The commitment for the years ending December 31, 2002 and 2003 is $25,200 and $2,100, respectively.

       Rental Income:

       The Company leased certain property to an unrelated party, Burlington Motor Carriers, Inc. The lease is due in monthly installments of $7,500 through November 2005 with a final payment of $50,000 due at the end of the lease term. At December 31, 2001, the carrying amount of the leased property was approximately $320,000. During March 2002, Burlington Motor Carriers, Inc. vacated the leased premises as a result of bankruptcy and ceased paying rent. On June 17, 2002, the Company entered into an agreement to sell the previous leased land and building, for $485,000, which is recorded at a net book value of approximately $320,000 and $318,000 at December 31, 2001 and March 31, 2002, respectively.

19.    401(K) PROFIT-SHARING PLAN:

       The Company has a 401(k) plan that is available to all eligible employees. The plan is an employee deferral plan only; no contributions are required or currently permitted by the employer.

20.    ACQUISITION AND PRIVATE PLACEMENT:

       Whitewing Acquisition:

       On January 31, 2002, the Company entered into a Letter of Intent ("LOI") with Whitewing Labs, Inc. ("Whitewing"). On March 7, 2002, the terms of the LOI were announced to the public. On May 3, 2002, the Company signed a Stock for Stock Exchange Agreement (the "Agreement") with Whitewing Labs, Inc. The stockholders of the Company acquired 28,000,000 shares of Whitewing's common stock in exchange for all of the issued and outstanding shares of the Company (1,400,000 shares). In the transaction, the principal stockholders of the Company became the directors and officers of Whitewing. The 28,000,000 shares represents 80 percent of Whitewing's common stock outstanding. This transaction will be accounted for as a reverse acquisition with the Company being the accounting acquirer, under SFAS No. 141, "Business Combinations". Whitewing, which was engaged in the vitamin supplement business, is a public company that transacts no business, following its December 2001 sale of substantially all if its operating assets. On May 14, 2002, Whitewing changed its name to Whitewing Environmental Corp.

       Private Placement:

       On May 3, 2002, the Company completed a private placement of 160,000 shares of its common stock. The shares were offered to accredited investors in units of 5,000 shares each at a price of $5.00 per share for an aggregate gross proceeds of $800,000.

       Each investor who purchased units in the Private Placement agreed that upon the closing of the Private Placement, each share of common stock that the investor subscribed for will be exchanged for 20 shares of Whitewing common stock.

21.    SUBSEQUENT EVENTS:

       Asset Purchase Agreement:

       On August 30, 2001, the Company signed a Letter of Intent to purchase net assets of Connecticut Waste Oil, Inc. ("CWO") including trucks and equipment, inventory, leases, customer lists and other intangibles for a purchase price of $350,000. Effective January 1, 2002, the Company entered into an Equipment Lease and Operating Agreement with CWO in order to assume business operations before the closing of the asset purchase agreement. Under the agreement, revenue from servicing CWO's customers is retained by the Company, which is obligated to pay related operating expenses. The agreement will expire the earlier of the closing of the purchase agreement or December 28, 2002.

       In January 2002, the son of the principal stockholder of CWO joined the Company's management as director of TRS of CT. On April 24, 2002, in consideration for his future services, he received 50,000 shares of the Company's common stock at a fair value of $5.00 per share. The shares will be held in escrow and distributed in equal quarterly installments over a 3 year period. The voting rights of all shares in escrow shall be given by proxy to the majority stockholder of the Company. If employment is terminated as a result of breach of contract or resignation, unreleased shares shall be cancelled and returned to the Company. If the Company terminates employment without cause, the remaining shares shall be released in quarterly installments to the end of the term in the same manner as if he remained employed.